  Exhibit 99.1

November 9, 2012

Contact: David Morris, GCI
(907) 265-5396
dmorris@gci.com

Contact: Jonathan Cooper, Alaska Broadcasting Company, Inc./MediaNews Group
Phone: 215-867-2022
Email: jcooper@digitalfirstmedia.com

Contact: Charlie Ellis, North Star Broadcasting
Phone: (907) 586-8384
kathtv@alaska.com

Denali Media Holdings Purchases Anchorage CBS Affiliate and Southeast Alaska NBC Affiliates

ANCHORAGE, AK – Denali Media Holdings, a subsidiary of General Communication, Inc. (“GCI”) (NASDAQ:GNCMA) announced today that it has agreed to the purchase of three Alaska broadcast stations: CBS affiliate KTVA-TV of Anchorage and NBC affiliates KATH-TV in Juneau and KSCT-TV of Sitka.

Denali Media Holdings will purchase KTVA-TV from Alaska Broadcasting Company, Inc./Media News Group (Affiliated Media Inc. FCC Trust) of Denver, Colorado. Affiliates KATH-TV and KSCT-TV will be purchased from North Star Broadcasting based in Juneau.

GCI President Ron Duncan says that Denali Media Holdings and the station purchases are part of GCI’s strategy to add value to its media enterprise. “Our intention is to invest our resources and transform KTVA, KATH and KSCT into a news and entertainment leader unparalleled in Alaska,” said Duncan. “We look at these purchases as the first step toward providing a new statewide platform for news and information, as well as providing unique content and value for GCI’s video subscribers,” Duncan added.

Denali Media Holdings also announced that former KTUU News Director, John Tracy will be the lead consultant in the rebuilding and rebranding of the news departments. Tracy served as news director at KTUU-TV from 1989 to 2008, when he left to become a partner in Bradley Reid & Associates, an Anchorage-based advertising and public relations firm.

“This is not unfamiliar territory,” said Tracy. “Denali Media Holdings is committed to investing significant resources to provide Alaskans with a new choice for quality news programming and high-definition offerings. I welcome the challenge of helping restore KTVA to the community leader it once was and building on KATH and KSCT’s reputations,” said Tracy.

The purchase agreements are subject to customary closing conditions, including approvals from the Federal Communications Commission, with final approval anticipated in the first quarter of 2013.

Denali Media Holdings is a subsidiary of GCI, Alaska’s largest telecommunications company. GCI’s cable plant, which provides voice, video, and broadband data services, passes 80 percent of Alaska households. GCI operates Alaska’s most extensive terrestrial/subsea fiber optic network which connects not only Anchorage but also Fairbanks and Juneau/Southeast Alaska to the lower 48 states with a diversely routed, protected fiber network. GCI’s TERRA-Southwest fiber/microwave system links 65 communities in the Bristol Bay and Yukon-Kuskokwim Delta to Anchorage bringing terrestrial broadband Internet access to the region for the first time. GCI’s satellite network provides communications services to small towns and communities throughout rural Alaska. GCI’s statewide mobile wireless network seamlessly links urban and rural Alaska.

A pioneer in bundled services, GCI is the top provider of voice, data, and video services to Alaska consumers with a 70 percent share of the consumer broadband market. GCI is also the leading provider of communications services to enterprise customers, particularly large enterprise customers with complex data networking needs. More information about GCI can be found at www.gci.com.

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.